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                                    EXHIBIT C

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, INVESTOR GROWTH CAPITAL LIMITED, hereby makes, constitutes and appoints each of BORJE EKHOLM, HENRY GOOSS and MICHAEL OPORTO, acting individually, as its agent and attorney-in-fact for the limited purpose outlined below. Any two of the appointed agents and attorneys-in-fact acting jointly are hereby authorized to execute in the name of the undersigned all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to
Section 13(d) or Section 16(a) of the Act including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k), and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and (2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 20th day of February, 2001.

                            INVESTOR GROWTH CAPITAL LIMITED


                            By:      /s/ David C. Jeffreys
                                     ------------------------------------------
                                     Name:  Mr. D. Jeffreys
                                     Title:  Managing Director A


                            By:      /s/ Marcel Van Lochem
                                     ------------------------------------------
                                     Name:  Mr. M. van Lochem
                                     Title:  Managing Director B